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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

           NOTICE OF ANNUAL MEETING

        The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, on Wednesday, May 26, 2004, at 9:00 a.m., for the following purposes:

  1.
  To elect a Board of nine (9) Directors.

  2.
  To approve the 2004 Restricted Stock Plan.

  3.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 29, 2004, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

By Order of the Board of Directors
John J. Tickner Secretary

Woodland Hills, California
Dated: April 1, 2004

        STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO ZENITH AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ZENITH NATIONAL INSURANCE CORP.
21255 Califa Street
Woodland Hills, California 91367

PROXY STATEMENT

VOTING

        We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Wednesday, May 26, 2004, at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). Stockholders may vote by proxy as follows: (i) by telephone, (ii) through the Internet, or (iii) by mailing the accompanying proxy card. Instructions for voting by telephone, through the Internet or by mail are contained on the back of the accompanying proxy card. Any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice to Zenith and the persons executing the same, if in attendance at the Annual Meeting, may vote in person instead of by proxy. Unless authority therefor is withheld, all proxies will be voted as provided therein.

        In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its subsidiaries, who will receive no additional compensation therefor, may solicit proxies by telephone, telegram or personal interview. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), CalRehab Services, Inc., Zenith of Nevada, Inc., Zenith Development Corp., Zenith Insurance Management Services, Inc., Zenith Star Insurance Company, and ZNAT Insurance Company. The cost of this solicitation will be borne by Zenith. Zenith will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders. In addition, we have retained Mellon Investor Services LLC to aid in the solicitation of proxies at a cost of $8,000 plus expenses.

        The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent to stockholders is April 7, 2004.

        Only stockholders of record at the close of business on March 29, 2004, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, Zenith had outstanding 19,118,359 shares of common stock, $1.00 par value per share (the "Common Stock"). Each share of Common Stock entitles the record holder to one vote on all matters. With respect to the election of Directors only, however, every stockholder may cumulate his or her votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate his or her votes. In the event there is cumulative voting for Directors, each stockholder will be entitled to give one candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled or to distribute the votes on the same principle among as many candidates as such stockholder thinks fit. In the event the election of Directors is to proceed with cumulative voting, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes to which shares covered by the proxy are entitled and to distribute the votes among the candidates for election as the holder of the proxy sees fit. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum.

        The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with his best judgment thereon. Any such other matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

        Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as votes cast against a proposal. If you hold your shares in "street name" through a broker or other nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters, such as the election of Directors, but not on non-routine matters, such as adoption of the 2004 Restricted Stock Plan. Such "broker non-votes" will thus not be treated as votes cast with respect to adoption of the 2004 Restricted Stock Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information as of March 26, 2004 as to: (1) all persons who, to the knowledge of Zenith, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, (2) each of the Executive Officers named in the Summary Compensation Table ("Named Executive Officers"), (3) each of the Directors and the new Director nominee of Zenith, and (4) all Executive Officers, Directors and the new Director nominee as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Fairfax Financial Holdings Limited, et.al.(2) 95 Wellington St. West Suite 800 Toronto, Ontario, Canada M5J 2N7	9,021,545	44.4%
Gilder, Gagnon, Howe & Co. LLC(3) 1775 Broadway, 26th Floor New York, NY 10019	1,829,797	9.6%
Royce & Associates, LLC(4) 1414 Avenue of the Americas New York, NY 10019	1,543,500	8.1%
Stanley R. Zax(5)(6) 21255 Califa St. Woodland Hills, CA 91367	1,097,849	5.5%

Lynne Goldman Silbert(7) c/o Lewis, Joffe & Company 10889 Wilshire Blvd. Suite 520 Los Angeles, CA 90024	1,056,250	5.5%
Barclays Global Investors, NA, et. al.(8) 45 Fremont St. San Francisco, CA 94105	963,401	5.0%
Gerald Tsai, Jr.(5)(9) 200 Park Ave. New York, NY 10166	55,000	*
William J. Owen(10) 21255 Califa St. Woodland Hills, CA 91367	33,937	*
Jack D. Miller(11) 21255 Califa St. Woodland Hills, CA 91367	20,465	*
John J. Tickner(12) 21255 Califa St. Woodland Hills, CA 91367	7,698	*
Max M. Kampelman(5) 1001 Pennsylvania Ave. N.W. Washington, D.C. 20004	4,992	*
Robert E. Meyer(13) 21255 Califa St. Woodland Hills, CA 91367	2,329	*
Alan I. Rothenberg(5) 1875 Century Park East Suite 1450 Los Angeles, CA 90067	2,000	*
William S. Sessions(5)(14) 2099 Pennsylvania Ave. N.W. Suite 100 Washington, D.C. 20006	1,461	*
Robert J. Miller(5) 3773 Howard Hughes Parkway Third Floor South Las Vegas, NV 89109	0	*

Leon E. Panetta(5) P.O. Box 42 Carmel Valley, CA 93924	0	*
Catherine B. Reynolds(15) 1676 International Drive, #501 McLean, VA 22102	0	*
Michael Wm. Zavis(5) 525 West Monroe St. Suite 1600 Chicago, IL 60661	0	*
All Executive Officers, Directors and the new Director nominee as a group (13 persons)(16)	1,224,701	6.1%

*
Less than 1%

(1)
Subject to applicable community property and similar statutes.

(2)
On March 26, 2003, Amendment No. 2 to a Statement on Schedule 13D was filed with the Securities and Exchange Commission (the "Commission") jointly by V. Prem Watsa ("Watsa"), 1109519 Ontario Limited ("1109519"), The Sixty Two Investment Company Limited ("Sixty Two"), 810679 Ontario Limited ("810679"), Fairfax Financial Holdings Limited ("Fairfax Financial"), CRC (Bermuda) Reinsurance Limited ("CRC Limited"), FFHL Group Ltd. ("FFHL Group"), Fairfax Inc. ("Fairfax Inc."), TIG Holdings, Inc. ("TIG Holdings"), TIG Insurance Group ("TIG Insurance Group"), TIG Insurance Company ("TIG Insurance Company"), Odyssey Re Holdings Corp. ("Odyssey Re Holdings"), Odyssey America Reinsurance Corporation ("Odyssey America"), Odyssey Reinsurance Corporation (now known as Clearwater Insurance Company) ("Clearwater"), Crum & Forster Holdings, Inc. ("Crum & Forster"), United States Fire Insurance Company ("U.S. Fire Insurance"), and The North River Insurance Company ("North River Insurance") (individually, a "Reporting Person" and collectively, the "Reporting Persons"). The information in the table is based on such Schedule 13D filing, other filings with the Commission and other information supplied by Fairfax Financial. The filings and other information indicate that a total of 7,821,545 shares are held by the Reporting Persons and that the number of shares and, subject to the Proxy Agreement described below, the sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to such shares held by each of the Reporting Persons are as follows:

Reporting Person	Amount Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Watsa	7,821,545	0	7,821,545	0	7,821,545
Sixty Two	7,821,545	0	7,821,545	0	7,821,545
810679	7,821,545	0	7,821,545	0	7,821,545
1109519	7,821,545	0	7,821,545	0	7,821,545
Fairfax Financial	7,821,545	0	7,821,545	0	7,821,545
FFHL Group	7,497,971	0	7,497,971	0	7,497,971
Fairfax Inc.	7,497,971	0	7,497,971	0	7,497,971
TIG Holdings	5,340,749	0	5,340,749	0	5,340,749
TIG Insurance Group	5,340,749	0	5,340,749	0	5,340,749
TIG Insurance Company	2,966,449	0	2,966,449	0	2,966,449
Odyssey Re Holdings	2,374,300	0	2,374,300	0	2,374,300
Odyssey America	1,224,300	0	1,224,300	0	1,224,300
Clearwater	1,150,000	0	1,150,000	0	1,150,000
Crum & Forster	3,307,222	0	3,307,222	0	3,307,222
U.S. Fire Insurance	3,287,222	0	3,287,222	0	3,287,222
CRC Limited	323,574	0	323,574	0	323,574
North River Insurance	20,000	0	20,000	0	20,000

  The Schedule 13D filing also indicates that Odyssey America purchased $30 million principal amount of Zenith's 5.75% Convertible Senior Notes due 2023 (the "Notes") in a private offering on March 21, 2003. Upon the occurrence of specified events described in the Notes and the indenture governing the Notes, the Notes purchased by Odyssey America are convertible into 1,200,000 shares of Common Stock (based on an initial conversion price of $25 per share). The Notes are convertible through June 30, 2004 because the sale price of the Common Stock for at least twenty trading days in the thirty trading-day period ended on the last trading day of the first quarter of 2004 exceeded 120% of the conversion price on the last trading day of such period. Accordingly, the Notes purchased by Odyssey America are presently convertible into 1,200,000 shares of Common Stock through June 30, 2004. Whether the Notes continue to be convertible after June 30, 2004 will depend upon the occurrence of the events specified in the indenture governing the Notes, including the sale price of the Common Stock.

  Based on the information in the Schedule 13D filing, other filings with the Commission, and other information provided by Fairfax Financial, the following Reporting Persons would be deemed to beneficially own as of March 26, 2004, the aggregate number of shares of Common Stock and the percentage of shares of Common Stock set forth below:

Name of Reporting Person	Aggregate Amount Beneficially Owned	Percent of Class Represented By Such Amount
Odyssey America, Odyssey Re Holdings, Clearwater	3,574,300	17.6%
TIG Insurance Group, TIG Holdings	5,390,749	26.5%
Fairfax, Inc., FFHL Group	8,697,971	42.8%
Fairfax Financial, 810679, Sixty Two, 1109519, Watsa	9,021,545	44.4%

  The aggregate number and percentage of outstanding shares of Common Stock shown for "Fairfax Financial Holding Limited, et. al" in the table of Common Stock ownership by certain beneficial owners and management include the additional 1,200,000 shares that would be issuable within sixty days of March 26, 2004 should Odyssey America convert its Notes.

  Mr. Watsa controls Sixty Two, 810679 and 1109519. Mr. Watsa, Sixty Two, and 1109519 control Fairfax Financial. Each of the other Reporting Persons (except for Odyssey Re Holdings, Odyssey America, Clearwater, TIG Insurance Group and TIG Insurance Company) is either a direct or indirect wholly-owned subsidiary of Fairfax Financial. Fairfax Financial owns approximately eighty-one percent of the outstanding shares of common stock of Odyssey Re Holdings. Odyssey America and Clearwater are wholly owned subsidiaries of Odyssey Re Holdings. TIG Insurance Group and TIG Insurance Company are majority-owned subsidiaries of Fairfax Financial.

  On March 28, 2002, Fairfax Financial entered into a Proxy Agreement with John Clark (the "Trustee"), whose address is J.C. Clark Ltd, BCE Place, Suite 2240, 161 Bay Street, P.O. Box 218, Toronto, ON M58 2S1. Pursuant to such Proxy Agreement, Fairfax Financial grants the Trustee a proxy to vote all of the shares of Common Stock held at any time by Fairfax Financial and its subsidiaries. The Proxy Agreement does not affect title to, or the dispositive power of, the shares of Common Stock held by Fairfax Financial and its subsidiaries, as described above. The Proxy Agreement requires such Trustee to vote such shares of Common Stock in the same proportion as the votes cast by all other voting stockholders of Zenith, except in the case of a hostile proxy contest (one not supported by management). In the event of such hostile proxy contest and so long as the Standstill Agreement, dated June 30, 1999, between Fairfax Financial and Zenith remains in effect, the Trustee is required to vote such shares of Common Stock as recommended by management. The Standstill Agreement expires the earlier of December 31, 2006 and the date Stanley R. Zax is no longer Zenith's Chairman of the Board and President. The Proxy Agreement has an indefinite term and may only be terminated by Fairfax Financial if it determines that the Trustee is no longer acting materially in accordance with voting procedures contained in such Proxy Agreement, if a government agency or department determines that the proxy or its exercise is not permitted either by law or by any regulation, rule or order, or if the Trustee dies. The Trustee may terminate the Proxy Agreement upon 30 days written notice.

(3)
On February 17, 2004, a Statement on Schedule 13G was filed with the Commission by Gilder, Gagnon, Howe & Co. LLC ("Gilder Gagnon"), a Broker or Dealer registered under Section 15 of the Securities Exchange Act of 1934. Information in the table is based on such filing. The filing indicates that Gilder Gagnon has sole voting power over 4,815 shares, shared dispositive power over 1,829,797 shares and no shared voting power or sole dispositive power over any shares. The filing further indicates that the 1,829,797 shares include 1,800,842 shares held in customer accounts over which the partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of shares, 24,140 shares held in accounts owned by partners of Gilder Gagnon and their families and 4,815 shares held in the account of the profit sharing plan of Gilder Gagnon.

(4)
On February 9, 2004, a Statement on Schedule 13G/A (Amendment No. 6) was filed with the Commission by Royce & Associates, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The information in the table is based on such filing.

(5)
Director of Zenith.

(6)
Chief Executive Officer of Zenith. Number of shares shown includes 799,000 shares as to which options are or will become exercisable within sixty days after March 26, 2004 and 1,030 shares owned by Mr. Zax as custodian for his adult children, as to which shares Mr. Zax disclaims beneficial ownership.

(7)
On November 5, 2002, a Statement on Schedule 13G was filed with the Commission by Lynne Goldman Silbert. Information in the table is based on such filing. Ms. Silbert is deemed the beneficial owner of 1,056,250 shares including 866,000 shares held by Ms. Silbert as co-trustee of The Harvey L. and Lillian Silbert 1992 Family Trust; 116,017 shares held by Ms. Silbert as trustee of The Lynne Goldman Silbert Living Trust; 62,884 shares held by Ms. Silbert as co-trustee of The Harry Goldman Trust B; 7,149 shares held by Ms. Silbert as co-trustee of The Norris Goldman Trust; and 4,200 shares held by Ms. Silbert as president of The Harry and Barbara Goldman Foundation. Ms. Silbert has sole voting and dispositive power over 116,017 shares and shared voting and dispositive power over 940,233 shares.

(8)
On February 17, 2004, a Statement on Schedule 13G was filed with the Commission jointly by Barclays Global Investors, NA; Barclays Global Investors, Ltd; Barclays Global Investors Japan Trust and Banking Company Limited; Barclays Life Assurance Company Limited; Barclays Bank PLC; Barclays Capital Securities Limited; Barclays Private Bank & Trust (Isle of Man) Limited; Barclays Private Bank and Trust (Jersey) Limited; Barclays Bank Trust Company Limited; Barclays Bank (Suisse) SA; Barclays Private Bank Limited (each of the foregoing is a Bank as defined Section 3(a)(6) of the Securities Exchange Act of 1934); Barclays Global Fund Advisors (an Investment Adviser in accordance with CFR 240.13d(b)1(ii)E); and Barclays Capital Inc. (a Broker or Dealer registered under Section 15 of the Securities Exchange Act of 1934). Information in the table is based on such filing. The filing indicates that a total of 963,401 shares are held by certain of the Reporting Persons and that the sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to such shares held by certain of the Reporting Persons are as follows:

Reporting Person	Amount Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Barclays Global Investors, NA	322,801	257,133	0	257,133	0
Barclays Bank PLC	400,000	400,000	0	400,000	0
Barclays Global Fund Advisors	240,600	240,600	0	240,600	0

  None of the other Reporting Persons beneficially own any shares or has any sole voting power, shared voting power, sole dispositive power, or shared dispositive power with respect to any shares of Common Stock.

(9)
Shares shown include 50,000 shares held in Mr. Tsai's Individual Retirement Plan account.

(10)
Executive Officer of Zenith. Number of shares shown includes 989 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 26, 2004, the latest practicable date for which such information is available, and 30,000 shares as to which options are or will become exercisable within sixty days after March 26, 2004.

(11)
Executive Officer of Zenith. Number of shares shown consists of 565 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 26, 2004, the latest practicable date for which such information is available, and 19,900 shares as to which options are or will become exercisable within sixty days after March 26, 2004.

(12)
Executive Officer of Zenith. Number of shares shown consists of 2,698 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 26, 2004, the latest practicable date for which such information is available, and 5,000 shares as to which options are or will become exercisable within sixty days after March 26, 2004.

(13)
Executive Officer of Zenith. Number of shares shown includes 562 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan as of March 26, 2004, the latest practicable date for which such information is available.

(14)
Shares shown are held in Mr. Sessions' Simplified Employee Pension—Individual Retirement Account.

(15)
New Director nominee.

(16)
Number of shares shown includes 853,900 shares as to which options are or will become exercisable within sixty days after March 26, 2004 and excludes shares allocated to The Zenith 401(k) Plan accounts of Executive Officers since March 26, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations of the Commission thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange and to furnish Zenith with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 2003, all filing requirements applicable to its Executive Officers, Directors, and 10% stockholders were complied with.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        It is the intention of the persons named in the enclosed proxy, unless otherwise specifically instructed, to vote the proxies received by them for the election of the nominees listed in the table below as Directors of Zenith. In the event that there should be cumulative voting in the election of Directors, as set forth in this Proxy Statement under "Voting" above, it is the intention of such persons to distribute the votes represented by each proxy among such nominees in such proportion as they see fit, unless otherwise specifically instructed. Election of Directors shall be decided by plurality vote.

        All nominees have consented to being named herein and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the best judgment of the person or persons voting them.

        A Director of Zenith serves until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

        The nominees for Director listed below were designated by the Board of Directors of Zenith. The information with respect to each nominee is as supplied or confirmed by such nominee.

Name	Age	Served as Director Since	Positions and Offices Held with Zenith	Principal Occupations and Employment During Past Five Years	Other Publicly Held Corporations in which Directorships Held
Max M. Kampelman	83	February 1989	Director of Zenith and Zenith Insurance; and Chairman of Nominating and Corporate Governance Committee	Attorney; Of Counsel, since March 1991, and Partner, January 1989 to March 1991, Fried, Frank, Harris, Shriver & Jacobson; Counselor of the Department of State and Head of the U.S. Delegation to Negotiations on Nuclear and Space Arms with the Soviet Union from January 1985 to January 1989	None
Robert J. Miller	58	February 1999	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating and Corporate Governance Committee	Attorney; Senior Partner, Jones Vargas since January 1999; Governor of Nevada for the ten years prior to January 1999	America West Holdings Corporation; International Game Technology; Newmont Mining Corporation; Wynn Resorts, Limited
Leon E. Panetta	65	May 2000	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating and Corporate Governance Committee
				Founder and Director, The Leon & Sylvia Panetta Institute for Public Policy since December 1998; White House Chief of Staff, July 1994 to January 1997; Director, White House Office of Management and Budget, January 1993 to July 1994; U.S. Representative, January 1977 to January 1993	Connetics Corp.
Catherine B. Reynolds	46
				Chairman and CEO, The Catherine B. Reynolds Foundation since 2000; Chairman and CEO, EduCap Inc. for more than the past five years; Founder of Servus Financial Corporation (of which she was Chairman for more than five years prior to its sale in 2000)	None

Alan I. Rothenberg	64	September 2002	Director of Zenith and Zenith Insurance; and Member of Compensation Committee
				Attorney; Chairman, First Century Bank since 2003; Neutral — Mediation & Arbitrations since 2000; Founder and Board Member, Major League Soccer since 1993; Partner, Latham & Watkins LLP, 1990-2000; Chairman of the Board, 1999 Women's World Cup; Chairman and CEO, World Cup 1994, Inc.; Founder and Managing Partner, Manatt, Phelps, Rothenberg & Phillips, 1966-67, 1968-1990	Firstwave Technologies, Inc.
William S. Sessions	73	September 1993	Director of Zenith and Zenith Insurance; and Member of Nominating and Corporate Governance Committee
				Attorney, Holland & Knight LLP since September 2000 and Sessions & Sessions, L.C. from March 1995 to August 2000; Security Consultant since July 1993; Director, Federal Bureau of Investigation from 1987 to 1993	None
Gerald Tsai, Jr.	75	December 1991	Director of Zenith and Zenith Insurance; Chairman of Compensation Committee; and Member of Audit Committee
				Management of private investments since January 1989; Chairman, President, and Chief Executive Officer of Delta Life Corporation, February 1993 to October 1997; Chairman (January 1987 to December 1988) and CEO (April 1986 to December 1988), Primerica Corp.	Apollo Capital Corporation; Sequa Corporation; Triarc Companies, Inc.; United Rentals, Inc.
Michael Wm. Zavis	66	September 1998	Director of Zenith and Zenith Insurance; Chairman of Audit Committee; and Member of Compensation Committee	Attorney; Retired Founding Partner since March 2001, and for more than five years prior thereto, Co-Managing Partner, Katten Muchin Zavis Rosenman	None
Stanley R. Zax(1)	66	July 1977	Chairman of the Board and President of Zenith and Zenith Insurance for more than the past twenty-five years		Wynn Resorts, Limited

(1)
Holly Zax, M.B.A., the adult daughter of Mr. Zax, is employed by Zenith Insurance as Director of Corporate Communications at an annual salary of $137,388 plus discretionary bonus.

        The Board of Directors communicated frequently during the year ended December 31, 2003, and held five formal meetings. Zenith's Board of Directors has a standing Compensation Committee, a Nominating and Corporate Governance Committee, and an Audit Committee. Each Director attended at least seventy-five percent of the meetings of the Board of Directors and of any committees thereof on which such Director served.

INDEPENDENCE OF DIRECTORS

        The Board of Directors determined on February 11, 2004, that each incumbent member of the Board of Directors, except Mr. Zax, is and since February 12, 2003 had been an independent director under the New York Stock Exchange listing standards since none of the Directors, their immediate family members, or any organization with which such Directors and their family members were associated as a partner, shareholder or officer had any relationship with the Company or any of the Company's Executive Officers.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

        The Board of Directors meets regularly every quarter in executive session without the participation of management. The responsibility for presiding at these meetings of non-management Directors is rotated among the Directors in alphabetical order.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

        The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the non-management Directors as a group), any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual Directors or any group or committee of Directors, written correspondence should be addressed to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent c/o John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of further processing in accordance with the process established by the Board. A copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the addressee. In the case of communications to the Board or any group or committee of Directors, the Corporate Secretary will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

        In addition, the Audit Committee has established a toll free telephone number for Zenith's employees to register anonymous complaints or concerns regarding accounting, internal accounting controls or auditing matters. Messages left at this telephone number, which is operated by a third party, are transcribed and forwarded to the Corporate Compliance Officer and to the Chairman of the Audit Committee. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received in this manner as well as those directed in care of the Corporate Secretary.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS

        On February 11, 2004, the Board of Directors established a policy that invites and encourages Directors to attend the Annual Meeting of Stockholders. Seven of the eight Directors were in attendance at the 2003 Annual Meeting.

COMPENSATION COMMITTEE

        The Compensation Committee consists of Messrs. Tsai (Chairman), Rothenberg and Zavis, all of whom are independent directors, as defined by the New York Stock Exchange listing standards. This committee discharges the Board of Directors' responsibilities relating to compensation, including: (1) establishing, implementing and reviewing policies relating to, and the goals and objectives of, compensation plans and practices for Zenith's Executive Officers; (2) evaluating the performance of Zenith's Executive Officers in light of established compensation goals and practices and setting appropriate compensation levels based on this evaluation; (3) providing for the administration of Executive Officer compensation plans and practices (and discharging any duties or responsibilities imposed on the Compensation Committee thereby); (4) reviewing Zenith's general compensation, equity compensation, and incentive compensation plans and their goals and objectives; (5) amending, or recommending that the Board of Directors amend, Zenith's general compensation, equity compensation and incentive compensation plans; (6) performing any duties assigned to the Compensation Committee under Zenith's general compensation, equity compensation and incentive compensation plans; (7) evaluating compensation levels for non-employee members of the Board of Directors; and (8) producing an annual report on executive compensation for inclusion in Zenith's proxy statement. The Compensation Committee held four formal meetings in 2003.

        On December 10, 2002, the Board of Directors adopted a Charter for the Compensation Committee, which was revised and readopted by the Board of Directors on February 11, 2004. A copy of the current amended and restated Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") consists of Messrs. Kampelman (Chairman), Miller, Panetta and Sessions, all of whom are independent directors, as defined by the New York Stock Exchange listing standards. The primary purpose of this committee is to assist the Board of Directors in identifying and recommending to the Board of Directors for nomination, qualified individuals to serve as members of the Board of Directors and committees of the Board of Directors. The committee is also responsible for (1) developing and recommending to the Board of Directors a set of corporate governance principles applicable to Zenith; (2) reviewing those principles adopted by the Board of Directors at least annually to assure that they are appropriate for Zenith and consistent with applicable laws, rules and regulations; and (3) overseeing the evaluation of the Board of Directors as a whole and the management of Zenith, including the Chief Executive Officer of Zenith. The Nominating and Corporate Governance Committee held four formal meetings in 2003.

        On December 10, 2002, the Board of Directors adopted a Charter for the Nominating/Governance Committee, which was revised and readopted by the Board of Directors on February 11, 2004. A copy of the current amended and restated Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

Identifying and Evaluating Director-Nominees

        From time to time, candidates for membership on the Board of Directors of Zenith may be suggested to the Nominating/Governance Committee. The suggestions may be from members of the Board of Directors, Zenith's management, Zenith's stockholders, or other sources (the "Sponsor") and may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The Nominating/Governance Committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying director candidates.

        It is the policy of the Nominating/Governance Committee that the same criteria for a candidate's membership on the Board of Directors be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the Nominating/Governance Committee may take into account the number of shares held by the recommending stockholder and the length of time such shares have been held.

        The Nominating/Governance Committee has established polices and procedures for a stockholder to suggest a candidate to the Nominating/Governance Committee and for such candidate's evaluation by the Nominating/Governance Committee. To suggest a candidate to the Nominating/Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name of the stockholder and evidence of his or her ownership of Common Stock, including the number of shares owned and the length of time of ownership; and

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director of Zenith and the candidate's consent to be named as a Director if selected by the Nominating/Governance Committee and nominated by the Board of Directors.

        The stockholder recommendation and information described above must be sent to the Chairman of the Nominating/Governance Committee in care of John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367. The Nominating/Governance Committee will accept recommendations of candidates throughout the year. In order to be considered for nomination to stand for election at an upcoming Annual Meeting of Stockholders, such recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of Zenith's most recent Annual Meeting of Stockholders.

        Upon receipt of a recommendation of a candidate for membership on the Board of Directors from a Sponsor, the Nominating/Governance Committee will evaluate the candidate by taking into consideration the needs of the Board of Directors and the qualifications of the candidate.

        The Nominating/Governance Committee believes that the minimum qualifications for service as a Director of Zenith are that a nominee possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board of Director's oversight of the business and affairs of Zenith and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating/Governance Committee's evaluation of potential candidates shall be consistent with the Board of Directors' criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board of Directors' ability to manage and direct the affairs and business of Zenith, including when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or New York Stock Exchange listing requirements.

        In making a determination as to the suitability of a candidate, the Nominating/Governance Committee will first assess the composition and the needs of the Board of Directors at that time. If the Sponsor is a stockholder, the Nominating/Governance Committee may consider the number of shares of Common Stock held by the Sponsor and the length of time held by him or her. The Nominating/Governance Committee will review and discuss the reasons given by the Sponsor as to the suitability of the candidate. If deemed necessary, the Nominating/Governance Committee will obtain and review publicly available information regarding the candidate and will contact and discuss with the Sponsor the suitability of the candidate. If, at this point, the Nominating/Governance Committee determines that a person warrants further consideration, it will contact the person to ascertain his or her interest in membership on the Board of Directors and, if interested, obtain from him or her further information. If deemed necessary by the Nominating/Governance Committee, it will conduct one or more interviews with the candidate, as well as contacting one or more references provided by the candidate or contacting other members of the business community or others who may have greater first-hand knowledge of the candidate's accomplishments. If deemed necessary, the Nominating/Governance Committee will form a conclusion and recommendation to the Board of Directors regarding the candidate's membership on the Board of Directors.

AUDIT COMMITTEE

        The Audit Committee consists of Messrs. Zavis (Chairman), Miller, Panetta and Tsai, all of whom are independent directors, as defined by the New York Stock Exchange listing standards. The primary purpose of this committee is to assist the Board of Directors' oversight of (1) the integrity of Zenith's financial statements; (2) Zenith's compliance with legal and regulatory requirements; (3) the qualifications and independence of Zenith's independent auditors; and (4) the performance of Zenith's independent auditors and Zenith's internal audit function. The Audit Committee is directly responsible, in its sole discretion, for the selection, evaluation and compensation of Zenith's independent auditors. In connection with the oversight of the integrity of Zenith's financial statements, among other responsibilities, the Audit Committee (i) reviews with management and the independent auditors and, if appropriate, the director of Zenith's internal audit department, Zenith's audited annual financial statements and quarterly financial statements, Zenith's critical and other accounting policies, and any major financial reporting issues that have arisen in connection with the preparation of the financial statements; (ii) attempts to resolve all disagreements between Zenith's independent auditors and management regarding financial reporting; (iii) reviews on a regular basis any problems or difficulties encountered by the independent auditors in the course of any audit work; and (iv) regularly reviews the adequacy and effectiveness of Zenith's internal control policies, including the responsibilities, budget and staffing of Zenith's internal audit function. During 2003, the Audit Committee communicated frequently with personnel from Zenith's financial and accounting department, internal audit department, actuarial department, corporate legal staff and independent accountants, including at ten formal meetings. The Audit Committee also acted by unanimous written consent.

        On May 18, 2000, the Board of Directors adopted a Charter for the Audit Committee, which was revised and readopted by the Board of Directors on March 13, 2002, on February 12, 2003, and on February 11, 2004. A copy of the current amended and restated Charter is attached as Appendix A to this Proxy Statement, is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        On February 12, 2003, the Board of Directors determined that at least one of the members of the Audit Committee is an audit committee financial expert. Mr. Tsai, an independent director, has been so identified as the audit committee financial expert.

AUDIT COMMITTEE'S REPORT

        The Audit Committee's report shall not be deemed to be incorporated by reference through any general statements incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

        The Audit Committee's report for 2003 follows:

        The Audit Committee has reviewed and discussed Zenith's audited consolidated financial statement for the year ended December 31, 2003 with Zenith's management.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the matters required to be discussed with them by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

        The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, independent auditors, that are required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2003 be included in Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Michael Wm. Zavis, Chairman
Robert J. Miller
Leon E. Panetta
Gerald Tsai, Jr.

INFORMATION RELATING TO INDEPENDENT AUDITORS AND ITS FEES

        PricewaterhouseCoopers LLP ("PwC") was Zenith's independent auditors for fiscal year 2003 and the Audit Committee has selected PwC as Zenith's independent auditors for fiscal year 2004.

Independent Auditors Fees

        Fees billed to Zenith by PwC are as follows:

Audit Fees

        The aggregate fees (including expenses) billed in 2003 and 2002 to Zenith by PwC for professional services rendered for the audit of Zenith's financial statements for the years ended December 31, 2003 and December 31, 2002 and reviews of financial statements included in the Form 10-Q's for 2003 and 2002, as well as services provided by PwC in connection with Zenith's statutory and regulatory filings or engagements in 2003 and 2002 were $1,127,875 and $822,660, respectively.

Audit-Related Fees

        The aggregate fees (including expenses) billed to Zenith in 2003 and 2002 by PwC for assurance and related services by PwC that are reasonably related to the performance of the audit or reviews of Zenith's financial statements for 2003 and 2002 that are not reported under "Audit Fees" were $68,300 and $31,320, respectively. The services comprising these fees were: audits of Zenith's 401(k) plan in 2003 and 2002;

reviews of Zenith's documentation of internal control over financial reporting in 2003; and in 2002, a due diligence review of workpapers in connection with a possible transaction.

Tax Fees

        The aggregate fees billed to Zenith in 2003 and 2002 by PwC for professional services rendered by PwC for tax compliance, tax advice, and tax planning were $48,892 and $99,790, respectively. The services comprising these fees were reviews and advice on Zenith's federal income and state franchise tax returns for 2003 and 2002 and tax advice in 2002 on a possible transaction.

All Other Fees

        The aggregate fees billed to Zenith in 2003 and 2002 by PwC for products and services (other than the services reported under "Audit Fees," "Audit-Related Fees," and "Tax Fees") were $4,060 and $17,200, respectively. The products and services comprising the fees were a license in 2003 and 2002 to use PwC's proprietary accounting research database and in 2002, services in connection with the triennial examination by the California Department of Insurance.

Pre-Approval of Independent Auditors' Services

        All of PwC's fees were pre-approved by the Audit Committee in 2003. The Audit Committee pre-approves services either by: (1) approving a request from management to engage PwC for a specific project at a specific fee or rate or (2) by pre-approving certain types of services that would comprise the fees within each of the above captions at PwC's usual and customary rates. The services pre-approved for each of the above captions under this second category of pre-approval were: "Audit Services," review of unaudited consolidated quarterly financial statements included in the Form 10-Q prior to filing; "Tax Fees," review of, and advice on, federal and state tax returns and tax aspects of potential acquisitions or reorganizations; and "All Other Fees," license of PwC's proprietary accounting research database.

        There were no waivers of the pre-approval requirements. All fees were pre-approved by the Audit Committee prior to the commencement of services by PwC.

DIRECTORS' COMPENSATION

        Zenith pays each Director (other than Mr. Zax, who receives no additional compensation therefor) a fee of $62,500 per annum for serving as a member of the Board of Directors. Each Director who serves on a committee of the Board of Directors also receives an additional $31,250 per annum for each committee on which he or she serves.

        The 2003 Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation Plan") was established on May 20, 2003 for non-employee Directors. Under the Deferred Compensation Plan, a non-employee Director may elect to defer all or a portion of his or her future compensation by completing and returning a deferred compensation agreement to Zenith prior to December 31 of the year preceding the first year in which the deferral is to be made. The Director may defer all or a portion of his or her Director's compensation into a deferred cash account, a stock unit account, or a combination thereof. Amounts in the deferred cash account will be credited with interest at the prime rate. Amounts in the stock unit account will be represented by stock units, which will fluctuate in value in accordance with the Common Stock. The stock unit account will also be credited with the amount of dividends that would have been paid if the stock units were actual shares of Common Stock. The number of stock units credited to the stock unit account with respect to deferred compensation or dividends will be determined by dividing the dollar amount of the compensation deferred, or the dividends deemed received, by the closing price of a share of Common Stock on the last trading day preceding the day the deferred compensation is payable or dividend is declared. Deferral accounts are fully vested at all times but are unfunded. All deferral elections remain in effect until changed by the Director.

        Distributions will commence after a participant ceases to be a non-employee Director of Zenith and are payable in cash and may be made in a lump sum or in annual installments over five or ten years. Participants may also elect an early benefit distribution date as to all or a portion of accumulated benefits, which shall be at least 24 months after Zenith receives the participant's deferral election. Mr. Rothenberg has elected to defer all of his Director's compensation under the Deferred Compensation Plan.

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EXECUTIVE COMPENSATION

        The following table sets forth information regarding the compensation paid during the 2003, 2002, and 2001 fiscal years to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer and its four other most highly compensated Executive Officers serving as of December 31, 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Securities Underlying Options/SARs (#)	All Other Compensation ($)(3)
Stanley R. Zax Chairman of the Board and President of Zenith and Zenith Insurance	2003 2002 2001	1,381,140 1,230,443 1,230,150	1,950,000 1,500,000 500,000	16,163(2 16,163(2 17,129(2	) ) )	0 0 0	36,630 140,769 48,426
Jack D. Miller Executive Vice President of Zenith and Zenith Insurance	2003 2002 2001	619,867 544,333 503,133	0 15,000 0	0 0 0		0 0 0	9,870 9,101 7,680
John J. Tickner Senior Vice President and Secretary of Zenith and Senior Vice President, General Counsel and Secretary of Zenith Insurance	2003 2002 2001	423,420 386,638 347,889	0 15,000 0	0 0 0		0 0 0	12,306 73,298 22,385
Robert E. Meyer Senior Vice President of Zenith and Senior Vice President and Actuary, Zenith Insurance	2003 2002 2001	393,267 346,058 320,308	0 15,000 0	0 0 0		0 0 0	8,190 7,426 6,480
William J. Owen Senior Vice President and Chief Financial Officer of Zenith and Zenith Insurance	2003 2002 2001	255,600 236,100 236,100	0 15,000 0	0 0 0		0 0 0	7,296 6,631 5,700

(1)
Amount shown for fiscal year 2003 was determined and paid under Zenith's Executive Officer Bonus Plan; amounts shown for fiscal years 2002 and 2001 were discretionary bonuses not determined or paid under the Executive Officer Bonus Plan. Of the bonuses shown for Messrs. Miller, Tickner, Meyer and Owen in 2002, $15,000 was paid in December 2002, with the remaining $15,000 to be paid in 2003, contingent upon a finding by the Compensation Committee that there is no material adverse loss reserve development in the workers' compensation operation during the first two quarters of 2003 for accident years 2002 and prior. The Compensation Committee did not make such a finding and the remaining $15,000 was not paid to Messrs. Miller, Tickner, Meyer, and Owen.

(2)
Amount shown represents reimbursements of certain income tax liabilities.

(3)
The following amounts are included in the above table: (a) Zenith's matching contributions made in fiscal year 2003 to The Zenith 401(k) Plan, as follows: Stanley R. Zax, none; Jack D. Miller, $6,000; John J. Tickner, $6,000; Robert E. Meyer, $6,000; and William J. Owen, $6,000; and (b) the dollar value of insurance premiums paid in fiscal year 2003 by, or on behalf of, Zenith with respect to term life insurance for the benefit of the Named Executive Officers, as follows: Stanley R. Zax, $36,630; Jack D. Miller, $3,870; John J. Tickner, $6,306; Robert E. Meyer, $2,190; and William J. Owen, $1,296. Amounts shown for fiscal years 2001 include the dollar value of insurance premiums paid by, or on behalf of Zenith, in those years for Messrs. Zax and Tickner, with respect to certain split dollar life insurance polices. In 2002, these policies in the total face amounts of $1,250,000 and $750,000 on Mr. Zax's life and Mr. Tickner's life, respectively, were surrendered and Mr. Zax received $104,933 and Mr. Tickner $62,270 after repayment to Zenith of the premiums it had paid on such policies. The amounts received by Messrs. Zax and Tickner are included in the amount shown for them in fiscal year 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        No options or SARs were granted to any of the Named Executive Officers in fiscal year 2003.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
	Shares Acquired on Exercise (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stanley R. Zax	—	—	1,000,000	0	8,925,000	0
Jack D. Miller	17,600	203,222	19,900	12,500	266,536	167,422
John J. Tickner	10,000	127,775	8,750	6,250	117,195	83,711
Robert E. Meyer	25,000	288,594	12,500	12,500	167,422	167,422
William J. Owen	—	—	22,500	7,500	301,359	100,453

(1)
Based on the $32.55 closing price of the Common Stock on the New York Stock Exchange on December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

        The following is a summary, as of December 31, 2003, of the shares of Common Stock that may be issued pursuant to outstanding options, rights or warrants granted under Zenith's equity compensation plans and the number of shares available for future issuance under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,470,275	$23.71	452,250
Equity compensation plans not approved by security holders	0	0	0

Total	1,470,275	$23.71	452,250

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

        In December 2000, Zenith entered into an amended and restated employment agreement with Mr. Zax, which extended the expiration date of his employment agreement from December 31, 2002 to

December 31, 2006. In consideration of Mr. Zax's agreement to extend his employment term, he received a one-time payment of $1,000,000 in 2000. The amended and restated employment agreement provides for an annual base compensation plus an annual bonus to be determined under Zenith's Executive Officer Bonus Plan. Under the agreement, Mr. Zax's annual base compensation is $1,200,000 for calendar years 2001 and 2002, $1,350,000 for calendar years 2003 and 2004, and $1,500,000 for calendar years 2005 and 2006, subject to such increases as the Board of Directors may determine from time to time. Zenith provides term life insurance on Mr. Zax's life in an aggregate amount of $5,250,000. Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate his base compensation and annual bonus for a period of approximately twelve months. If Mr. Zax's employment is terminated for disability, he will receive his base compensation and annual bonus for a period of approximately twelve months less amounts received pursuant to any long term disability plans. If Mr. Zax's employment is terminated as a result of a breach by him of his employment agreement, he will receive his base compensation through the end of the month in which the termination occurs. If his employment is terminated for any reason other than for breach of his employment agreement, death, or disability, Zenith will pay Mr. Zax his base compensation and annual bonus through the term of his employment agreement. Upon a Change in Control (as defined in the employment agreement) of Zenith, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not vested and exercisable at such time, become immediately vested and exercisable. If Mr. Zax's employment terminates within 270 days following a Change in Control, Mr. Zax may elect to be cashed-out of his stock options in lieu of exercising the options. In addition, if Mr. Zax's employment is terminated subsequent to any Change in Control, either by Mr. Zax within 180 days of the Change in Control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax is entitled to receive Severance Payments (as defined below). Upon Mr. Zax's retirement, a five-year consulting relationship would be entered into between Mr. Zax and Zenith, pursuant to which Mr. Zax would provide a specified number of consulting hours per quarter in return for Zenith's providing an office, secretarial assistance, an automobile allowance, health insurance and a consulting fee in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000, and $300,000, respectively. Mr. Zax's base compensation is currently $1,350,000.

        Zenith Insurance entered into an amendment, dated as of March 1, 2000, to Jack D. Miller's employment agreement, extending the expiration date of his employment agreement from October 31, 2002 to October 31, 2004 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $453,200, $494,400, $535,600, $618,000 and $700,400, effective on March 1 of 2000, 2001, 2002, 2003 and 2004, respectively, subject to such increases as the Board of Directors of Zenith Insurance may determine from time to time; (2) annual discretionary bonuses; and (3) certain additional benefits, including an automobile allowance. Mr. Miller's original employment agreement was entered into prior to his becoming an Executive Officer in 1998, but he is eligible for annual bonuses determined under Zenith's Executive Officer Bonus Plan. Mr. Miller's base compensation is currently $700,400.

        Zenith entered into an amendment, dated as of September 17, 2002, to Mr. Tickner's employment agreement, extending the expiration date of his employment agreement from March 1, 2003 to March 1, 2005 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $311,163, $349,376, $387,589, $422,589, and $447,589 effective on March 1 of 2000, 2001, 2002, 2003, and 2004 respectively, subject to such increases as the Board of Directors may determine from time to time; (2) annual bonuses to be determined under Zenith's

Executive Officer Bonus Plan; and (3) certain additional benefits, including the use of an automobile. Mr. Tickner's base compensation is currently $447,589.

        Zenith Insurance entered into an amendment, dated as of March 1, 2000, to Mr. Meyer's employment agreement, extending the expiration date of his employment agreement from October 31, 2002 to October 31, 2004 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $283,250, $309,000, $334,750, $386,250 and $437,750, effective on March 1 of 2000, 2001, 2002, 2003 and 2004, respectively, subject to such increases as the Board of Directors of Zenith Insurance may determine from time to time; (2) annual discretionary bonuses; and (3) certain additional benefits, including an automobile allowance. Mr. Meyer's original employment agreement was entered into prior to his becoming an Executive Officer in 2000, but he is eligible for annual bonuses determined under Zenith's Executive Officer Bonus Plan. Mr. Meyer's base compensation is currently $437,750.

        Each of Zenith's employment agreements with Messrs. Miller, Meyer and Tickner provides that if the executive's employment is terminated by Zenith other than for cause or disability, the executive is entitled to Severance Payments. Also, each of Messrs. Miller, Meyer and Tickner may terminate his employment with Zenith and receive Severance Payments should (a) he be prohibited or restricted in the performance of his duties, (b) any payment due him under his agreement remain unpaid for more than 60 days, or (c) he give written notice to Zenith of termination of his employment agreement within 180 days following a Change in Control (as defined in the employment agreements) of Zenith.

        For purposes of the foregoing, "Severance Payments" include the following benefits: (1) in the case of Mr. Tickner, all salary payments that would have been payable to him for the greater of (a) the remaining term of the employment agreement or (b) one year, plus a pro rata portion of any bonus that would have been payable to him with respect to the year of termination; (2) in the case of Messrs. Miller and Meyer, all salary payments that would have been payable to the executive for the greater of (a) the remaining term of the employment agreement or (b) two years, plus any bonus that would otherwise have been payable to him for such period; (3) in the case of Mr. Zax, a cash lump sum payment equal to the greater of (a) twice the sum of the executive's then current base compensation and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment or (b) the actuarial equivalent of the base compensation and annual bonuses that would have been payable to the executive under the remaining term of the employment agreement; (4) continuation of life, disability, dental, accident and group health insurance benefits, plus an additional amount necessary to reimburse the executive for any taxes attributable solely to the executive's receipt of such benefits; (5) in the case of Messrs. Miller, Meyer and Tickner, full vesting of all stock option and similar rights; and (6) in the case of Messrs. Zax, Miller and Meyer, an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under section 4999 of the Internal Revenue Code of 1986, as amended.

        The acquisition by Fairfax Financial of shares of Common Stock in October 1999 constituted a Change in Control under the employment agreement of each of Messrs. Zax, Miller, Meyer and Tickner. Messrs. Zax, Miller, Meyer and Tickner waived rights that would otherwise have arisen under the Change in Control provisions of their employment agreements as a result of Fairfax Financial's acquisition of shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions on Executive Officer compensation for fiscal year 2003 were made by the Compensation Committee. The committee consisted of Messrs. Tsai (Chairman), Rothenberg, and Zavis.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee's Report on Executive Compensation shall not be deemed to be incorporated by reference through any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

        The Compensation Committee's Report on Executive Compensation follows:

Executive Officers

        The level of compensation for Executive Officers of Zenith is intended to be competitive (that is, "attractive") and to provide appropriate incentives. Executive Officers of Zenith have generally been compensated through salary, grants of stock options, and bonuses under the Executive Officer Bonus Plan (the "Bonus Plan"). The Bonus Plan, was approved by the stockholders of Zenith at the 1994 Annual Meeting as a performance-based compensation plan. The Bonus Plan was subsequently amended and, as amended, approved by stockholders at the 2003 Annual Meeting and provides for bonuses to Executive Officers based upon attainment by Zenith in any fiscal year of an objectively measured performance goal, namely a total combined ratio in its workers' compensation operation that is below the combined ratio for the workers' compensation insurance industry, taken as whole. As a part of its duties, the Compensation Committee administers the Bonus Plan, and together with the Board of Directors, makes awards under the 1996 Employee Stock Option Plan.

        The level of an Executive Officer's base compensation is generally based on a combination of (1) the performance of Zenith, (2) the performance of the insurance subsidiary, if any, to which the Executive Officer is principally assigned, and (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer to Zenith. Success in these areas does not translate mechanically into compensation levels; the manner in which these factors are taken into account is discretionary with the Compensation Committee and is not based on any formulaic weighing.

        The principal measurements of Zenith's performance are the combined ratio of its workers' compensation operations and its overall profitability. Zenith strives for long term average combined ratios in its workers' compensation operation that are about 100%. Zenith also strives for combined ratios that compare favorably in both the short- and long-term with insurers engaged in writing workers' compensation insurance. In addition, Zenith endeavors to achieve loss ratios that are among the lowest for the workers' compensation industry in any rolling previous five year period. The performance of the Zenith insurance subsidiaries is generally measured by their combined ratios and profitability, as applicable.

        With respect to the subjective and qualitative evaluation of an Executive Officer's personal contribution to the business of Zenith, a variety of factors are taken into account. These factors vary and include, but are not limited to, the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability. Equally, if not more, important is the manner in which the Executive Officer performs in Zenith's environment, which fosters an entrepreneurial spirit, teamwork, an understanding and use of technology, and a commitment to education. Zenith believes an entrepreneurial spirit maximizes profits, promotes sound execution of good business fundamentals, and helps maintain a pool of talented executives. Teamwork is crucial to the effective and efficient implementation of Zenith's goals. Understanding, adopting and using technology are necessary for Zenith to compete effectively and efficiently. A commitment to education means a dedication to lifelong learning and training for oneself and creating conditions so that the workforce is similarly dedicated. Such dedication is critical to Zenith's ability to address changes in market conditions and to use such changes to its competitive advantage. In such an environment, proactive and innovative approaches are strongly encouraged and rewarded.

        On the operational side, activities that demonstrate an opportunistic outlook, anticipation of changing business conditions and the development of postures to take advantage of opportunities to increase short- and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

        Certain of the Executive Officers are employed under employment agreements that provide for minimum base compensation, automatic annual increases, and annual bonuses. Determinations as to salary increases for these Executive Officers that are in addition to those set out in their employment agreements, as well as increases for any Executive Officer without an employment agreement, are discretionary and are not made on the basis of a formulaic weighting of the factors described above. Bonuses are generally, but not exclusively, determined for Executive Officers in accordance with the Bonus Plan. The amount of an Executive Officer's bonus that is outside the Bonus Plan is determined by the Compensation Committee in its discretion, taking into account the factors used to determine base compensation and any other factors it determines to be relevant.

        The Bonus Plan provides for annual bonuses to an Executive Officer up to an amount equal to:

  •
  100% of his or her salary at the beginning of the fiscal year if Zenith's workers' compensation combined ratio for such fiscal year is at least three percentage points, but less than five percentage points, below the workers' compensation industry combined ratio or

  •
  150% of his or her salary at the beginning of the fiscal year if Zenith's workers' compensation combined ratio for such fiscal year is at least five percentage points below the workers' compensation industry combined ratio;

provided, however, that, in either instance, the Compensation Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount.

        In 2003, Zenith's combined ratio was 95.9% and the industry's combined ratio, as estimated and reported by A.M. Best Company, was 109.5%. Zenith's combined ratio was 13.6 percentage points lower than the combined ratio for the industry and, accordingly, the objective performance goal under the Bonus Plan was met. A bonus of up to 150% of each Executive Officer's salary as of January 1, 2003 was payable to each of the Executive Officers with respect to Fiscal Year 2003.

        Given this performance and taking into account the subjective and qualitative evaluations of individual Executive Officers, the level of each Executive Officer's base compensation was set accordingly. The Compensation Committee intends to award each of the Executive Officers (except Mr. Zax) 5,000 restricted shares of Common Stock under the Zenith National Insurance Corp. 2004 Restricted Stock Plan if it is approved by stockholders. If such awards are in fact granted by the Committee, the Committee is of the opinion such awards (together with the Executive Officer's base salary) would be adequate compensation for each Executive Officer's performance in 2003. Accordingly, the Committee exercised its discretion and eliminated the bonuses payable under the Bonus Plan for Fiscal Year 2003 to Executive Officers, other than Mr. Zax.

Stanley R. Zax, Chief Executive Officer

        Mr. Zax's base salary of $1,350,000 for 2003 is specified in his amended and restated employment agreement. The amended and restated employment agreement, which expires on December 31, 2006, provides for certain automatic increases in base compensation. Increases in addition to such automatic increases are at the discretion of the Board of Directors and are not based on a formulaic weighting of factors. In determining whether to grant any salary increase, the same performance criteria that are applied to Executive Officers in general are applied to Mr. Zax.

        Taking the objective and subjective criteria described above into account, the Compensation Committee was pleased with Mr. Zax's performance in 2003. Net income and the combined ratio for 2003 showed considerable improvement compared to prior years. A bonus under the Bonus Plan in the amount of up to $2,025,000 was payable to Mr. Zax; the Compensation Committee elected to pay Mr. Zax a bonus of $1,950,000.

        Mr. Zax was not present during any deliberations by the Compensation Committee with respect to his compensation.

Stock Option Grants to Executive Officers

        From time to time, the Compensation Committee may grant options to Executive Officers to purchase Common Stock. Options are considered a part of compensation to recognize an Executive Officer's contribution and to reinforce that Executive Officer's long term commitment to the success of Zenith. The Compensation Committee's determination to grant options to an Executive Officer is based on the recommendation of the Chairman of the Board, subjective measures and prior grants to that Executive Officer. Beyond these general considerations, there is no particular formula governing the number of shares awarded.

        In 2003, no options to purchase Common Stock under the 1996 Employee Stock Option Plan were granted to any of the Executive Officers.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the Federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Stock option grants awarded to Executive Officers under Zenith's 1996 Employee Stock Option Plan and bonuses payable under the Bonus Plan are intended to comply with Section 162(m). Accordingly, neither income accruing to Executive Officers upon exercise of stock options nor the amount of any bonus payment made to Executive Officers under the Bonus Plan should be subject to the $1,000,000 limit on deductibility. The Board has determined that Zenith will pay Mr. Zax's annual salary and any discretionary bonus that may be determined and paid outside of the Bonus Plan, even though some or all of the total of Mr. Zax's annual salary and any discretionary bonus over $1,000,000 may not be deductible by Zenith.

Gerald Tsai, Jr., Chairman
Alan I. Rothenberg
Michael Wm. Zavis

(The balance of this page has been left blank intentionally.)

STOCK PRICE PERFORMANCE GRAPH

        The Stock Price Performance Graph below compares the cumulative total returns of the Common Stock ("ZNT"), the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's 500 Property-Casualty Insurance Index ("S&P PC") for a five year period. Stock price performance is based on historical results and is not necessarily indicative of future stock price performance. The following graph assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Common Stock, the S&P 500, and the S&P PC. The calculation of cumulative total return assumes reinvestment of dividends. The graph was prepared by Standard and Poor's Compustat, which obtained factual materials from sources believed by it to be reliable, but which disclaims responsibility for any errors or omissions contained in such data. The Stock Price Performance Graph shall not be deemed incorporated by reference through any general statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

Comparative Five-Year Total Returns
Zenith, S&P 500 and S&P PC
(Performance results through 12/31/03)

PROPOSAL TO APPROVE THE ADOPTION OF THE 2004 RESTRICTED STOCK PLAN
(Item 2 on Proxy Card)

        We are asking Zenith's stockholders to approve the adoption of the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the "2004 Restricted Stock Plan"), which will enable Zenith to grant awards of restricted stock to our employees, up to a maximum total of 250,000 shares of Common Stock. Generally, "restricted stock" is Common Stock that may not be transferred or otherwise disposed of for a specified period of time.

        The essential features of the 2004 Restricted Stock Plan are summarized below. The following summary of the 2004 Restricted Stock Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 2004 Restricted Stock Plan, which is attached as Appendix "B" to this Proxy Statement. Any stockholder of Zenith who wishes to obtain a copy of the actual 2004 Restricted Stock Plan document may do so upon written request to John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

General

        Under the 2004 Restricted Stock Plan, 250,000 shares of Common Stock are to be reserved for issuance as restricted stock pursuant to grants under the plan. If an award is forfeited in whole or in part, the forfeited shares that were subject to the award will become available for future grants under the 2004 Restricted Stock Plan, unless the 2004 Restricted Stock Plan has been terminated. No grants will be made under the 2004 Restricted Stock Plan until it is approved by Zenith's stockholders.

        The 2004 Restricted Stock Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly known as "ERISA").

        As of March 26, 2004, the per share closing price of the Common Stock was $37.74 as reported on the New York Stock Exchange on such date. The actual benefits to the holders of restricted stock issued under the 2004 Restricted Stock Plan are not determinable prior to the vesting of such shares of restricted stock, as the value of the Common Stock may fluctuate between the time of grant and the time such shares become non-forfeitable and free of restrictions (i.e., "vested").

Purpose

        The purposes of the 2004 Restricted Stock Plan are to attract and retain highly qualified personnel who will contribute to Zenith's success and to provide to employees incentives that are linked directly to increases in stockholder value, and will therefore inure to the benefit of all of Zenith's stockholders.

Administration

        The 2004 Restricted Stock Plan may be administered by the Board of Directors or by the Compensation Committee of the Board of Directors. The plan administrator has the authority to grant awards of restricted stock and otherwise administer the 2004 Restricted Stock Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 2004 Restricted Stock Plan.

Eligibility

        Employees of Zenith and its subsidiaries are eligible to receive awards under the 2004 Restricted Stock Plan. The plan administrator selects the employees who will receive awards under the 2004 Restricted Stock Plan, and determines the terms of awards to be granted and the number of shares subject to these awards. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the employee, the value of the employee's services to Zenith, the employee's present and potential contribution to Zenith's success, and other relevant factors. As of March 26, 2004, there were approximately 1450 employees eligible to receive grants under the 2004 Restricted Stock Plan.

Restricted Stock

        Upon the granting of restricted stock under the 2004 Restricted Stock Plan, the employee is advised in writing of the terms, conditions and restrictions related to the award, including among other things, the number of shares of Common Stock that are subject to the award, the price to be paid, restrictions on the transferability or disposition of the Common Stock, and any other terms, conditions and restrictions applicable to the award as determined by the plan administrator.

        Due to state law requirements, employees must pay at least par value ($1.00) for the restricted stock. This purchase price may be paid in cash, or at the discretion of the plan administrator, (a) unrestricted shares of Common Stock that have been held for at least six (6) months, (b) cancellation of indebtedness, (c) services rendered, or (d) any combination of the foregoing. We anticipate that the purchase price for most shares of restricted stock awarded under the 2004 Restricted Stock Plan will be equal to par value.

        The plan administrator also prescribes the restrictions and conditions imposed on the restricted stock award. In general, an award of restricted stock will become vested—

  •
  with respect to 50% of the shares subject to such award, no earlier than two (2) years from the date of grant of the award; and

  •
  with respect to the remaining 50% of the shares subject to such award, no earlier than four (4) years from the date of grant of the award.

        An award of restricted stock will become fully vested upon the employee's death or termination of employment due to disability. The plan administrator may also accelerate the vesting of an award in its discretion, based upon factors it determines appropriate, including but not limited to, the attainment of certain performance-related goals or the termination of the employee's employment with Zenith.

        In general, the recipient of a restricted stock award will have the rights of a holder of Common Stock, including the right to vote the shares and the entitlement to cash dividends.

        The agreement between the employee and Zenith evidencing an award under the 2004 Restricted Stock Plan may contain such other terms, provisions and conditions not inconsistent with the 2004 Restricted Stock Plan as may be determined by the plan administrator.

Adjustments Upon Changes in Capitalization

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, the plan administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in (1) the aggregate number of shares of the Common Stock reserved for issuance under the 2004 Restricted Stock Plan, and (2) the kind, number and purchase price of shares of the Common Stock subject to outstanding awards of restricted stock granted under the plan. Other substitutions or adjustments shall be made as determined in the plan administrator's discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.

Effect of a Change in Control of Zenith

        In the event of a change in control of Zenith, unless an award of restricted stock is assumed by the successor corporation or substituted with an equivalent award, the restricted stock will become fully vested and free of restrictions. A "change in control" of Zenith is defined in the 2004 Restricted Stock Plan, and generally includes any of the following:

  •
  a person or entity becomes the owner of 50% or more of the voting stock of Zenith (including by way of a merger or consolidation);

  •
  a majority of the Board of Directors is replaced by directors who were not approved or recommended by the incumbent Board of Directors;

  •
  Zenith's stockholders approve a plan of complete liquidation or dissolution of Zenith; or

  •
  all or substantially all the assets of Zenith are sold or disposed of.

Amendment and Termination

        The Board of Directors may amend or terminate the 2004 Restricted Stock Plan at any time; provided, that to the extent required by applicable law or stock exchange rules, stockholder approval is necessary to amend the plan to (1) increase the number of shares reserved for issuance under the plan or (2) change the class of persons eligible to participate in the plan. The plan administrator may amend the terms of any outstanding award. However, no amendment to the plan or to an award may impair any award previously granted under the 2004 Restricted Stock Plan unless agreed to by the affected employee.

        The 2004 Restricted Stock Plan will terminate on the tenth anniversary of the date the plan is approved by Zenith's stockholders, provided that any awards then outstanding under the 2004 Restricted Stock Plan will remain outstanding until they expire by their terms.

New Plan Benefits

        Zenith cannot currently determine the number of shares of restricted stock that may be granted under the 2004 Restricted Stock Plan in the future to employees, but, in any event, no more than a total of 250,000 shares will be granted. However, it is Zenith's current intention, if the 2004 Restricted Stock Plan is approved by Zenith's stockholders, to award restricted stock to those employees as set forth in the following table. Zenith reserves the right to deviate from the tabular information in any manner, including who may receive an award of restricted stock and the amount of such award.

Zenith National Insurance Corp. 2004 Restricted Stock Plan

Name and Position	Dollar Value ($)	Number of Units
Stanley R. Zax Chairman of the Board and President of Zenith and Zenith Insurance	0	0
Jack D. Miller Executive Vice President of Zenith and Zenith Insurance	$183,700	5,000
John J. Tickner Senior Vice President and Secretary of Zenith and Senior Vice President, General Counsel and Secretary of Zenith Insurance	$183,700	5,000
Robert E. Meyer Senior Vice President of Zenith and Senior Vice President and Actuary of Zenith Insurance	$183,700	5,000
William J. Owen Senior Vice President and Chief Financial Officer of Zenith and Zenith Insurance	$183,700	5,000
All current Executive Officers as a group	$734,800	20,000
All current Directors (other than Executive Officers) as a group	0	0
All employees (including all current officers who are not Executive Officers) as a group	$183,700	5,000

        "Dollar Value" is calculated by subtracting the per share purchase price of the Common Stock (which is anticipated to be par value ($1.00)) from $37.74, the closing price of the Common Stock on March 26, 2004, and multiplying this number by the number of shares of restricted stock anticipated to be granted to the employee. Note that the value of Common Stock on the date an award is actually granted may differ from the value assumed in calculating the "Dollar Value" in this table.

        "Number of Units" is the anticipated number of shares of restricted stock to be granted to the employee or group of employees.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS HAS DETERMINED THAT THE ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN IS IN THE BEST INTEREST OF ZENITH AND ITS STOCKHOLDERS AND HAS APPROVED THE PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN.

CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL

        In December 2001, Zenith Insurance and its insurance subsidiaries entered into a ten percent quota share ceded reinsurance agreement with Odyssey America relating to all new and renewal business written by Zenith Insurance and its insurance subsidiaries for three years commencing January 1, 2002. Fairfax Financial owns approximately eighty-one percent of the outstanding shares of common stock of Odyssey Re Holdings. Odyssey America is a wholly-owned subsidiary of Odyssey Re Holdings. In 2003, pursuant to the ten percent quota share ceded reinsurance agreement, Zenith Insurance and its insurance subsidiaries paid approximately $77.2 million in premiums to Odyssey America (approximately $8.0 million of which is considered unearned as of December 31, 2003) and Odyssey America paid approximately $43.2 million to Zenith Insurance and its insurance subsidiaries for commissions, losses and loss expenses. At December 31, 2003, Odyssey America's share of the loss reserves on the ceded business was $47.4 million.

        In connection with Zenith's private offering of $125 million aggregate principal amount of 5.75% Convertible Senior Notes due 2023 (the "Notes"), which was completed on March 21, 2003, Odyssey America purchased $30 million aggregate principal amount of the Notes from the initial purchasers in the offering. The Notes so purchased are initially convertible into 1,200,000 shares of Common Stock upon the occurrence of any of the following events: (i) if during any fiscal quarter (beginning with the third quarter of 2003) the sale price of the Common Stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the immediately preceding fiscal quarter exceeds 120% of the conversion price on that 30th trading day; (ii) after the 30th day following the initial issuance of the Notes, if the credit rating assigned to the Notes by Standard & Poor's Rating Services falls below a specified level; (iii) if Zenith has called the Notes for redemption; or (iv) certain corporate events. Since one of the specified events has occurred, the Notes purchased by Odyssey America are presently convertible into 1,200,000 shares of Common Stock. (See Note (2) to the table appearing under "Security Ownership of Certain Beneficial Owners and Management.") Zenith waived the provisions of the Standstill Agreement, dated June 30, 1999, that it has with Fairfax Financial to the extent necessary to enable Fairfax Financial and its affiliates to participate in the offering.

        In addition, in a transaction unrelated to the offering of the Notes, the Standstill Agreement was amended on March 21, 2003, to extend the term thereof to the earlier of (i) December 31, 2006 and (ii) the date that Stanley R. Zax is no longer Zenith's Chairman of the Board and President. Prior to such amendment, the agreement would have terminated upon the earlier of October 25, 2004 and Mr. Zax no longer serving in such positions.

        In the ordinary and normal course of its investment activities, Zenith may purchase securities of Fairfax Financial and its affiliates on terms available to institutional investors if such securities meet Zenith's investment criteria. Purchases and sales of securities issued by Fairfax Financial or its affiliates are evaluated and treated by Zenith as customary investment portfolio transactions.

        In connection with Fairfax Financial's private offering of $150 million 5% Convertible Senior Debentures (the "Debentures"), Zenith Insurance purchased $10 million aggregate principal amount of the Debentures at par from the initial purchasers in July 2003.

        In connection with Odyssey Re Holdings' public offering of $225 million 7.65% Senior Notes due 2013 (the "7.65% Senior Notes"), Zenith Insurance purchased $10 million in October 2003 and $15 million in November 2003, of aggregate principal amount of the 7.65% Senior Notes, at 99.71% and 100% of par, respectively. Subsequently, Zenith Insurance sold $15 million aggregate principal amount of the 7.65% Senior Notes at a gain of approximately $1.3 million.

        In November 2003, Odyssey Re Holdings repurchased from Zenith Insurance $25 million aggregate principal amount of Odyssey Re Holdings' 7.49% Senior Notes due 2006 (the "7.49% Senior Notes") at a purchase price of $26.5 million plus accrued interest. Zenith Insurance had paid par for the 7.49% Senior Notes.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        On February 12, 2003, the Board of Directors adopted a "Code of Ethics for Senior Financial Officers," which was revised and readopted February 11, 2004. The Code of Ethics applies to Zenith's principal executive officer, its principal financial officer and its principal accounting officer and a copy of it, as currently amended and restated, is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
MEETING OF STOCKHOLDERS

        Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next Annual Meeting of Stockholders to be held in 2005 must submit such proposals to Zenith no later than December 8, 2004 in order for them to be included in Zenith's proxy materials for such meeting or no later than February 21, 2005 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to John J. Tickner, Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

By Order of the Board of Directors
JOHN J. TICKNER Secretary

Dated: April 1, 2004

Appendix A

ZENITH NATIONAL INSURANCE CORP.

CHARTER
OF
THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS

AS AMENDED AND RESTATED BY THE BOARD
FEBRUARY 11, 2004

I. PURPOSE OF THE COMMITTEE

        The Audit Committee's purpose is to provide assistance to the Board of Directors (the "Board") in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Zenith National Insurance Corp. and its subsidiaries (the "Company"), including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent auditors' qualifications and independence, and (iv) the performance of the Company's independent auditors and the Company's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

II. COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE") and the Sarbanes—Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act. Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Company for prior service so long as such compensation is not contingent in any way on continued service.

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company's annual proxy statement.

        The Chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairperson, the members of the Committee, by a majority vote, may designate a Chairperson. Each member of the Committee must be "financially literate", as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the

Committee must have "accounting or related financial management expertise", as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be an "audit committee financial expert", as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is an "audit committee financial expert", the Committee shall so inform the Company.

        Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of the NYSE and the SEC.

III. MEETINGS OF THE COMMITTEE

        The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Company's internal audit department or other person responsible for the internal audit function and (iii) the Company's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

        A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

        The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

        The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

        (a)   Select, in its sole discretion, the firm of independent auditors to audit the consolidated financial statements of the Company and selected subsidiaries for each fiscal year;

        (b)   Review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Company and such auditors (which approval should be made after receiving input from the Company's management);

        (c)   Review the performance of the Company's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

        (d)   Obtain at least annually from the Company's independent auditors and review a report describing:

    (i)
    the independent auditors' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

        The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (e)   Oversee the independence of the Company's independent auditors by, among other things:

    (i)
    actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

    (ii)
    ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Company's financial statements have not performed audit services for the Company for more than the previous five consecutive fiscal years of the Company;

    (iii)
    ensuring that the Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company's audit; and

    (iv)
    considering whether there should be a regular rotation of the Company's independent auditors;

        (f)    Instruct the Company's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection, evaluation and termination of the Company's independent auditors;

        (g)   Review, discuss and accept the annual audit plan of the Company's independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

        (h)   Review the results of the year-end audit of the Company, including any comments or recommendations of the Company's independent auditors;

        (i)    Review with management, the Company's independent auditors and, if appropriate, the director of the Company's internal audit department, the following:

    (i)
    the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and any major issues related thereto;

    (ii)
    critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company's financial statements;

    (iii)
    major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company's financial statements;

    (iv)
    all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

    (v)
    all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

    (vi)
    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

        (j)    Review with the Chief Executive Officer and Chief Financial Officer and independent auditors, periodically, the following:

    (i)
    all significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company's independent auditors;

    (ii)
    any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

    (iii)
    any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

        (k)   Attempt to resolve all disagreements between the Company's independent auditors and management regarding financial reporting;

        (l)    Review on a regular basis with the Company's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

    (i)
    any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

    (ii)
    any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

    (iii)
    any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

        (m)  Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent auditors;

        (n)   Review:

    (i)
    the adequacy and effectiveness of the Company's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Company's internal audit function, through inquiry and discussions with the Company's independent auditors and management of the Company; and

    (ii)
    the yearly report prepared by management, and attested to by the Company's independent auditors, assessing the effectiveness of the Company's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company's annual report commencing with the Company's first annual report following the effective date of the regulations requiring such yearly report;

        (o)   Review with management the Company's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

        (p)   Receive periodic reports from the Company's independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

        (q)   Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent auditors, the Company's internal audit department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

        (r)   Review the type and presentation of information to be included in the Company's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

        (s)   Establish clear hiring policies by the Company for employees or former employees of the Company's independent auditors;

        (t)    Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, as well as the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (u)   Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

        (v)   Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement;

        (w)  Review the Company's policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company's independent auditors;

        (x)   Review the Company's program to monitor compliance with the Company's Code of Business Conduct and Ethics and with the Code of Ethics for Senior Financial Officers, and meet periodically with the Company's Compliance Officer to discuss compliance with the Code of Business Conduct and Ethics and with the Code of Ethics for Senior Financial Officers;

        (y)   Obtain from the Company's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

        (z)   Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

        (aa)    Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

        (bb)    Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function;

        (cc)    Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

        (dd)    Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

*************

Appendix B

ZENITH NATIONAL INSURANCE CORP.

2004 RESTRICTED STOCK PLAN

Section 1.     General Purpose of Plan; Definitions.

        This plan is the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the "Plan"). The purpose of the Plan is to enable the Company (as defined below) to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (as defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board or the Committee, as appointed by the Board in accordance with Section 2 below.

        (b)   "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (c)   "Board" means the board of directors of the Company.

        (d)   "Change in Control" means, following the Effective Date, one of the following events:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (3) below; or

          (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: (i) directors who, on the date hereof, constitute the Board and any (ii) new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3)   there is consummated a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (4)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        (e)   "Committee" means the Compensation Committee of the Board. If at any time or to any extent the Board does not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (f)    "Company" means Zenith National Insurance Corp., a Delaware corporation (or any successor corporation).

        (g)   "Disability" means the inability of a Participant to substantially perform his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six (6) months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six (6) months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (h)   "Effective Date" shall have the meaning set forth in Section 10.

        (i)    "Eligible Recipient" means an employee of the Company or of any Parent or Subsidiary.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (k)   "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company's equity securities are listed or traded, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

        (l)    "Parent" means any entity that is the Beneficial Owner of 50% or more of the combined voting power of all classes of stock of the Company.

        (m)  "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive awards of Restricted Stock.

        (n)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Parent or Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (o)   "Plan" shall have the meaning set forth in the first paragraph of this Section 1.

        (p)   "Restricted Period" shall have the meaning set forth in Section 5(f)(i).

        (q)   "Restricted Stock" means shares of Stock subject to restrictions on sale, transfer, pledge or assignment during a Restricted Period pursuant to Section 5.

        (r)   "Restricted Stock Award Agreement" shall have the meaning set forth in Section 5(d).

        (s)   "Stock" means the common stock, par value $1.00 per share, of the Company.

        (t)    "Subsidiary" means any entity with respect to which the Company is the Beneficial Owner of 50% or more of the total combined voting power of all classes of stock of such entity.

        (u)   "Unrestricted Stock" means Restricted Stock for which the Restricted Period has lapsed.

Section 2.    Administration.

        The Plan shall be administered in accordance with the requirements of Rule 16b-3, promulgated under the Exchange Act, by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the discretion of the Board.

        The Administrator shall have the power and authority to grant awards of Restricted Stock to Eligible Recipients pursuant to the terms of the Plan. Except as otherwise provided herein, the Administrator shall have the authority:

        (a)   to select those Eligible Recipients who shall be Participants;

        (b)   to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to Participants;

        (c)   to determine the number of shares of Stock to be covered by each award granted hereunder and the purchase price thereof; and

        (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to the restrictions applicable to awards of Restricted Stock and the conditions under which restrictions applicable to such awards of Restricted Stock shall lapse.

        The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Stock Subject to Plan.

        The total number of shares of Stock reserved and available for issuance under the Plan shall be 250,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. To the extent that any shares of Stock subject to any award of Restricted Stock granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, and (ii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.    Eligibility.

        Eligible Recipients shall be eligible to receive awards of Restricted Stock. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.    Restricted Stock.

        (a)    General.    Awards of Restricted Stock may be granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of shares to be awarded; the price to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in Section 5(f)) applicable to awards of Restricted Stock, including any applicable performance objectives; and all other conditions of the awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

        (b)    Purchase Price.    The Administrator shall determine the purchase price to be paid for each share of Restricted Stock; provided, that such per share purchase price shall not be less than par value.

        (c)    Form of Payment.    The purchase price for an award of Restricted Stock may be paid in cash or its equivalent. The Administrator may in its discretion allow payment in the form of (i) shares of unrestricted Stock owned by the Eligible Recipient for greater than six (6) months, the Fair Market Value of which on the purchase date is equal to the purchase price of the Restricted Stock, (ii) cancellation of indebtedness, (iii) services rendered or (iv) any combination of the foregoing.

        (d)    Awards and Certificates.    The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such award unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company within a period of thirty (30) days (or such other period as the Administrator may specify) after the award date.

        (e)    Form of Restricted Stock.    The Company may, in its discretion, reflect ownership of Restricted Stock through the issuance of stock certificates, in book-entry form or any combination thereof.

        If the Company elects to issue stock certificates evidencing shares of Restricted Stock, the Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such award. The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in escrow in the custody of the Company (or as otherwise determined by the Administrator) until the restrictions thereon have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such award. Promptly after the Restricted Period has lapsed without forfeiture in respect of such shares of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine, certificates for shares of Unrestricted Stock shall be delivered to the Participant.

        If the Company elects to reflect Restricted Stock ownership in book-entry form, it shall establish on its books a Restricted Stock account in the Participant's name, and shall credit to such account the number of shares of the Participant's Restricted Stock. The book entry shares of Restricted Stock shall be subject to the restrictions described in Section 5(f) until the termination of the Restricted Period, whereupon the shares of Unrestricted Stock shall promptly be transferred to the Participant in the form and registration as indicated by the Participant.

        (f)    Restrictions and Conditions.    The awards of Restricted Stock granted pursuant to this Section 5 shall be subject to the following restrictions and conditions:

            (i)  Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such award, during such period as may be established by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals or the Participant's termination of employment with the Company or any Parent or Subsidiary. Subject to the foregoing, the following shall apply to all awards of Restricted Stock:

            (1)   except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the second (2nd) anniversary of the date of grant of an award of Restricted Stock with respect to 50% of the shares of Stock subject to such award and (B) the fourth (4th) anniversary of the date of grant with respect to the remaining 50% of the shares of Stock subject to such award; and

            (2)   the Restricted Period shall lapse in full upon the death of the Participant or termination of the Participant's employment due to Disability.

           (ii)  Except as otherwise provided in this Section 5, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Unless otherwise provided in a Restricted Stock Award Agreement, ordinary-course cash dividends paid with respect to Restricted Stock shall be paid to the Participant and extraordinary dividends (as determined by the Administrator) shall be held by the Company, in escrow or as otherwise determined by the Administrator, until the Restricted Period applicable to such Restricted Stock lapses. If the Restricted

  Stock pursuant to which such extraordinary dividends were paid is forfeited, such dividends shall also be forfeited and returned to the Company.

          (iii)  The rights of Participants upon termination of employment with the Company or any Parent or Subsidiary during the Restricted Period applicable to such Participant's Restricted Stock shall be set forth in the Restricted Stock Award Agreement governing the award of such Restricted Stock.

Section 6.    Change in Control.

        Upon a Change in Control, unless awards of Restricted Stock are assumed by a successor corporation or equivalent awards are substituted therefor, all awards of Restricted Stock shall become fully vested and free of restrictions.

Section 7.    Amendment and Termination.

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

        (a)   except as provided in Section 3, increase the total number of shares of Stock reserved for issuance under the Plan; or

        (b)   change the class of persons eligible to participate in the Plan.

        Notwithstanding the foregoing, stockholder approval under this Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under stock exchange rules or other applicable law or regulation with respect to amendment of the Plan.

        The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any Participant without his or her consent.

Section 8.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 9.    General Provisions.

        (a)   Shares of Stock shall not be issued pursuant to any award granted hereunder unless the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed.

        (b)   The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the grant of an award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment of any of its Eligible Recipients at any time.

        (d)   Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 10.    Stockholder Approval; Effective Date of Plan.

        The Plan shall be effective as of the date the Plan is approved by stockholders of the Company (the "Effective Date"). No grant of any award hereunder shall be made prior to stockholder approval of the Plan.

Section 11.    Term of Plan.

        No awards of Restricted Stock shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF ZENITH NATIONAL INSURANCE CORP.
FOR THE ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 2004

        The undersigned stockholder hereby appoints Gerald Tsai, Jr. and Stanley R. Zax and each or any of them (each with full power of substitution), proxies for the undersigned to vote all shares of Common Stock of Zenith National Insurance Corp. ("Zenith") owned by the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, May 26, 2004, at 9:00 a.m., at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, in connection with the matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 1, 2004 (the "Proxy Statement"), copies of which have been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND IN FAVOR OF THE 2004 RESTRICTED STOCK PLAN AS PROVIDED BY ZENITH'S PROXY STATEMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS THEY SEE FIT.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/*\ DETACH HERE FROM PROXY VOTING CARD /*\

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
	FOR	WITHOLD FOR ALL		FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	☐	☐	ITEM 2–PROPOSAL TO APPROVE 2004 RESTRICTED STOCK PLAN	☐	☐	☐	ITEM 3–IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Nominees:
01 Max M. Kampelman 02 Robert J. Miller 03 Leon E. Panetta 04 Catherine B. Reynolds 05 Alan I. Rothenberg		06 William S. Sessions 07 Gerald Tsai, Jr. 08 Michael Wm. Zavis 09 Stanley R. Zax		Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)
Note Please sign EXACTLY as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, an authorized officer should sign, and the corporate seal should be affixed. A proxy for shares held in joint ownership should be signed by each joint owner.

Signature	Signature	Date	, 2004

Please mark, sign and date this Proxy and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

/*\ FOLD AND DETACH HERE /*\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through 11:59 PM Eastern Time, May 25, 2004

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.thezenith.com

QuickLinks

PROXY STATEMENT
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
INDEPENDENCE OF DIRECTORS
EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS
COMMUNICATIONS TO THE BOARD OF DIRECTORS
ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS
COMPENSATION COMMITTEE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
AUDIT COMMITTEE
AUDIT COMMITTEE'S REPORT
INFORMATION RELATING TO INDEPENDENT AUDITORS AND ITS FEES
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
Comparative Five-Year Total Returns Zenith, S&P 500 and S&P PC (Performance results through 12/31/03)
PROPOSAL TO APPROVE THE ADOPTION OF THE 2004 RESTRICTED STOCK PLAN (Item 2 on Proxy Card)
Zenith National Insurance Corp. 2004 Restricted Stock Plan
CERTAIN TRANSACTIONS WITH FAIRFAX FINANCIAL
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
ZENITH NATIONAL INSURANCE CORP. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AS AMENDED AND RESTATED BY THE BOARD FEBRUARY 11, 2004
ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN